UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date Earliest Event Reported): August 17, 2016

APX GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Additional Senior Secured Notes due 2022

Overview

On August 17, 2016, APX Group, Inc. (the “Issuer”), a wholly owned subsidiary of the registrant, APX Group Holdings, Inc. (the “Company”), issued $100.0 million aggregate principal amount of 7.875% Senior Secured Notes due 2022 (the “Notes”), pursuant to an indenture, dated as of May 26, 2016 (as supplemented, amended or otherwise modified to the date hereof, the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral agent. The Notes were issued as additional 7.875% Senior Secured Notes due 2022 under the Indenture. Prior to the issuance of the Notes, there were $500.0 million aggregate principal amount of 7.875% Senior Secured Notes due 2022 already outstanding under the Indenture (the “Existing Notes”).

Interest on the Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2016. Interest on the Notes will accrue from and including May 26, 2016. The Notes will mature on December 1, 2022.

The Issuer intends to use the net proceeds from this offering for general corporate purposes.

The following is a brief description of the terms of the Notes and the Indenture. Capitalized terms used herein, but not defined herein, will have the meanings given to them in the Indenture.

Ranking

The Notes and the guarantees thereof are the Issuer’s and the Guarantors’ senior secured obligations and rank:

•	equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior obligations (without giving effect to security interests); and

•	senior in right of payment to any of the Issuer’s and the Guarantors’ obligations that are expressly subordinated in right of payment to the Notes.

The Notes will be effectively senior to any future indebtedness of the Issuer that is unsecured or secured by Liens on Collateral that are junior to the Liens securing the Notes, in each case, to the extent of the value of the Collateral (after giving effect to Liens securing the Priority Payment Lien Obligations and any other Lien on the Collateral). The Notes will be structurally subordinated to all existing and future liabilities (including trade payables) of any of the Issuer’s subsidiaries that do not guarantee the Notes.

Guarantees and Collateral

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by the Company and each of the Issuer’s existing restricted subsidiaries that guarantee indebtedness under the Issuer’s revolving credit facility and the Issuer’s existing senior secured notes (including the Existing Notes) and senior unsecured notes. The Issuer’s existing and future foreign subsidiaries are not expected to guarantee the Notes. These guarantees are subject to release under specified circumstances.

The Notes are secured, on a pari passu basis, by the collateral securing obligations under the Issuer’s existing senior secured notes and the revolving credit facilities, in each case, subject to certain exceptions and permitted liens. Under the terms of the security documents and the intercreditor agreement, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay “superpriority” obligations, including borrowings under the Issuer’s revolving credit facility, and any additional “superpriority” borrowings that the Issuer is permitted to incur in the future.

Optional Redemption

The Issuer may, at its option, redeem at any time and from time to time prior to December 1, 2018, some or all of the Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date plus the applicable “make-whole premium.”

From and after December 1, 2018, the Issuer may, at its option, redeem at any time and from time to time some or all of the Notes at the applicable redemption prices listed in the Indenture.

In addition, on or prior to December 1, 2018, the Issuer may, at its option, redeem up to 35% of the Notes issued under the Indenture (including the Existing Notes and any additional Notes issued thereunder) with the proceeds from certain equity offerings at the redemption price listed in the Indenture.

At any time and from time to time prior to December 1, 2018, the Issuer may at its option redeem during each 12-month period commencing with the issue date up to 10% of the aggregate principal amount of the Notes issued under the Indenture (including the Existing Notes and any additional Notes issued thereunder), at a redemption equal to 103% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, to the redemption date.

Change of Control Offer

Upon the occurrence of specific kinds of change of control, if the Issuer does not redeem the Notes, the holders of the Notes will have the right to require the Issuer to repurchase some or all of the holders’ Notes at 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Covenants

The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of certain of the Issuer’s subsidiaries to:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Issuer;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets

These covenants are subject to a number of important limitations and exceptions.

Events of Default

The Indenture also provides for events of default which, if any of them occur, would permit or require the principal of and premium, if any, and interest on the Notes to become or to be declared due and payable immediately.

The foregoing description of the Indenture is included to provide you with a summary of its key terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, which was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on May 26, 2016 and is incorporated herein by reference, and the First Supplemental Indenture, dated as of August 17, 2016, among the Issuer, the Guarantors and the Trustee, as trustee and collateral agent, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

On August 17, 2016, the Issuer and the Guarantors entered into a registration rights agreement with respect to the Notes described above (the “Registration Rights Agreement”). In the Registration Rights Agreement, each of the Issuer and the Guarantors have agreed that it will, at its expense, for the benefit of the holders of the Notes (1) file one or more registration statements on an appropriate registration form (each, an “Exchange Offer Registration Statement”) with respect to a registered offer (each, an “Exchange Offer”) to exchange the Notes for new notes guaranteed by the guarantors on a senior secured basis, with terms substantially identical in all material respects to the Notes and (2) use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act of 1933, as amended.

Under the terms of the Registration Rights Agreement, the Exchange Offer must be consummated or, if applicable, a shelf registration statement covering resales of the Notes must be declared effective within 270 days after the issue date of the Notes.

If the Issuer fails to satisfy this obligation (a “Registration Default”), then additional interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum during the 90-day period immediately the occurrence of any Registration Default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue up to a maximum additional interest rate of 1.00% per annum). If the Registration Default is corrected, the additional interest on the Notes shall cease to accrue.

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the Notes is payable, until the registration default is corrected.

The foregoing description of the Registration Rights Agreement is included to provide you with summary of its key terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

Exhibit 4.1	First Supplemental Indenture, dated as of August 17, 2016, among APX Group, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

Exhibit 4.2	Registration Rights Agreement, dated as of August 17, 2016, by and among APX Group, Inc., the guarantors listed on Schedule I thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By:	/s/ Dale Gerard
Name:	Dale Gerard
Title:	Senior Vice President of Finance and Treasurer

Date: August 17, 2016